Exhibit 99.1

FOR IMMEDIATE RELEASE

SideChannel, Inc. Expands Board of Directors to Six Members

The cybersecurity company welcomes two new members of its Board of Directors, former inTEST CFO Hugh Regan Jr. and SideChannel’s new CEO Brian Haugli

WORCESTER, MA – August 4, 2022 – SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a provider of cybersecurity services and technology to middle market companies, today announced that it has completed an expansion of its Board of Directors from four members to six. Brian Haugli, SideChannel’s new Chief Executive Officer, and Hugh Regan, Jr., who is considered an independent director under NASDAQ rules, were appointed to fill two new vacancies, following a stockholder notification during July 2022.

“We will look to our board of directors for guidance as we execute on our growth strategy, and value the advice they will provide to our executive team,” said Mr. Haugli. “Our directors each have technology company experience and represent a diversity of subject matter expertise, including cybersecurity, product development, team building, and finance.”

Mr. Regan recently retired from his role as Secretary, Treasurer and Chief Financial Officer of inTEST Corporation, a publicly traded manufacturer of capital equipment used in the semiconductor industry and other markets. He currently works as a private consultant to businesses, assisting them with various strategic issues. Mr. Regan served in his roles at inTEST for over 25 years, from April 1996 until June 2021. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including as Vice President of Finance from 1989 to September 1995, and as Chief Financial Officer from September 1995 to April 1996. Mr. Regan qualifies as an independent member of SideChannel’s Board of Directors, and will serve as the Chair of the Board’s Audit Committee.

Since September 2017, Mr. Haugli has served as the chief executive officer of SideChannel, Inc., a Massachusetts corporation, prior to its acquisition by SideChannel. Since October 2020, Mr. Haugli has also been the founder of RealCISO, a cybersecurity risk assessment SaaS platform. Mr. Haugli was an Adjunct Professor at Boston College from June 2020 through January 2022, an advisor to Zscaler from September 2019 to August 2020, and worked for the Hanover Group from May 2015 to April 2019, most recently as Vice President and Chief Security Officer.

Mr. Haugli and Mr. Regan joined Tom Wilkinson, Anthony Ambrose, Deborah MacConnel, and Kevin Powers on SideChannel’s Board of Directors. Mr. Wilkinson is the Board’s Chair and Mr. Ambrose is the Board’s lead independent director. After the addition of Mr. Haugli and Mr. Regan, four of the six SideChannel directors are considered independent.

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About SideChannel

SideChannel is committed to creating top-tier cybersecurity programs for mid-market companies to help them protect their assets. SideChannel employs what it believes to be the field’s most skilled and experienced talent to harden these companies’ defenses against cybercrime, in its many forms. SideChannel’s team of C-suite level information security officers possess a combined experience of over 400 years in the industry. To date, SideChannel has created more than 50 multi-layered cybersecurity programs for its clients. Learn more at sidechannel.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act and otherwise. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of SideChannel, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, our ability to satisfy the closing conditions of the acquisition, our ability to integrate the operations of SideChannel into our company; that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; that COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; and other risk factors included from time to time in documents SideChannel files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on SideChannel’s future results. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by SideChannel. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

214-597-8200

mkreps@darrowir.com